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                                                                      EXHIBIT 12

                 BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (Dollars in thousands)
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                                                                            Three Months Ended
                                                                  -----------------------------------------
                                                                    September 26,          September 27,
                                                                        1999                   1998
                                                                  -----------------------------------------
Net income                                                        $       25,703        $        4,441

Add:
       Interest                                                            3,127                 3,410

       Income tax expense and other taxes on income                       15,090                 2,660

       Fixed charges of unconsolidated subsidiaries                           86                    40
                                                                  ==============        ==============
                  Earnings as defined                             $       44,006        $       10,551
                                                                  ==============        ==============

Interest                                                          $        3,127        $        3,410
Fixed charges of unconsolidated subsidiaries
                                                                              86                    40
                                                                  ==============        ==============
                  Fixed charges as defined                        $        3,213        $        3,450
                                                                  ==============        ==============
Ratio of earnings to fixed charges
                                                                           13.70 x                 3.1 x
                                                                  ==============        ==============


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